As filed with the Securities and Exchange Commission on July 31, 1997.
                                        Registration No. 333-

===================================================================
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                ________________________________

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933
               __________________________________

              AMERICAN POWER CONVERSION CORPORATION
     (Exact Name of Registrant as Specified in its Charter)

          Massachusetts                      04-2722013
     (State or other Jurisdiction of   (I.R.S. Employer Identification No.)
      Incorporation or Organization)

          132 Fairgrounds Road, West Kingston, RI 02892
       (Address of Principal Executive Offices)(Zip Code)

          1993 Non-Employee Director Stock Option Plan
          1997 Non-Employee Director Stock Option Plan
                     1997 Stock Option Plan
                1997 Employee Stock Purchase Plan
                    (Full Title of the Plan)
                      ____________________

                     Rodger B. Dowdell, Jr.
              President and Chief Executive Officer
                      132 Fairgrounds Road
                     West Kingston, RI 02892
                         (401) 789-5735
     (Name, address including zip code and telephone number,
            including area code, of agent for service)
                      ____________________

                            Copy to:
                  William B. Simmons, Jr., Esq.
                 TESTA, HURWITZ & THIBEAULT, LLP
                        High Street Tower
                         125 High Street
                   Boston, Massachusetts 02110

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
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                 CALCULATION OF REGISTRATION FEE

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

                                 Proposed     Proposed
                                 Maximum       Maximum
 Title of      Amount to be      Offering     Aggregate   Amount of
Securities      Registered        Price       Offering   Registration
   to be                        Per Share       Price      on Fee
Registered

1993 Non-Employee Director Stock Option Plan

Common       40,000 shares     $12.00  (1)       $480,000     $145.45
Stock, $.01
par value

1997 Non-Employee Director Stock Option Plan

Common       20,000 shares        $21.25  (1)    $425,000     $128.79
Stock, $.01 180,000 shares        $23.13  (2)  $4,163,400    $1261.64
par value

1997 Stock Option Plan

Common      1,001,700 shares      $16.625 (1)  $16,653,262  $5,046.44
Stock, $.01 4,998,300 shares      $23.13  (2) $115,610,679 $35,033.54
par value

1997 Employee Stock Purchase Plan

Common      1,000,000 shares      $23.13  (2)  $23,130,000  $7,009.09
Stock, $.01
par value

  TOTAL:    7,240,000 shares                               $48,624.95

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     (1)  Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been calculated upon the basis of the price at which such options may be exercised.

    (2) The price of $23.13 per share, which is the average of the high and low prices of the Common Stock as reported on the
  Nasdaq National Market System on July 29, 1997, is set forth solely for purposes of calculating the filing fee pursuant to
 Rules 457(c) and (h) for those shares without a fixed exercise price.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information specified in this
Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual
Information.

     The documents containing the information specified in this
Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by American Power Conversion Corporation (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act on August 29, 1988.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

     Not applicable.

Item 5.    Interest of Named Experts and Counsel.

     Not applicable.

Item 6.    Indemnification of Directors and Officers.

     Section 67 of the Massachusetts Business Corporation Law ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. The Company's By-laws provide that each director and officer shall be indemnified by the Company against liabilities and expenses in connection with any legal proceeding to which such officer or director may become a party by reason of being or having been an officer or director, provided that such officer or director acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. Reference is made to the Company's By-laws filed as Exhibit 3.02 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 (File No. 0-17126).

     The Company maintains director and officers liability insurance for the benefit of its directors and officers.

Item 7.    Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Exhibit No.         Description of Exhibit

       4.1         Articles of Organization of the Registrant,
                    as amended, (previously filed as Exhibit 3.01 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference (File No. 1-12432)).

       4.2         By-laws of the Registrant (previously filed
                    as Exhibit 3.02 to the Registrant's Annual
                    Report on Form 10-K for the fiscal year ended December 31, 1991 and incorporated herein by reference (File No. 0-17126)).

       4.3         1993 Non-Employee Director Stock Option Plan.

       4.4         1997 Non-Employee Director Stock Option Plan.

       4.5         1997 Stock Option Plan.

       4.6         1997 Employee Stock Purchase Plan.

       5.1         Opinion of Testa, Hurwitz & Thibeault, LLP.

       23.1        Consent of KPMG Peat Marwick LLP.

       23.2        Consent of Testa, Hurwitz & Thibeault, LLP
                    (included in Exhibit 5.1).

       24.1        Power of Attorney (contained in the signature
                    page of this Registration Statement).

Item 9.  Undertakings.

   (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

               (ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
               Statement or any material change to such information in the Registration Statement;

                   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Kingston and the state of Rhode
Island, on this 25th day of
July, 1997.
                                AMERICAN POWER CONVERSION CORPORATION


                                By:    /s/ Rodger B. Dowdell, Jr.
                                     Rodger B. Dowdell, Jr.,
                                     President and Chief Executive Officer

                POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of American Power Conversion Corporation, hereby severally constitute and appoint Rodger B. Dowdell, Jr. and Donald Muir, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally do all things in our names and on our behalf in such capacities to enable American Power Conversion Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title(s)                    Date

/s/ Rodger B. Dowdell, Jr.     President and Chief         July 25, 1997
                               Executive Officer
 Rodger B. Dowdell, Jr.        (Principal Executive
                               Officer)

/s/ Donald M. Muir             Chief Financial Officer     July 25, 1997
                               (Principal Financial and
 Donald M. Muir                Accounting Officer)

/s/ Emanuel E. Landsman        Vice President, Clerk and   July 24, 1997
                               Director
 Emanuel E. Landsman


/s/ Neil E. Rasmussen          Vice President and          July 24, 1997
Neil E. Rasmussen              Director



/s/ Ervin F. Lyons             Director                    July 24, 1997
Ervin F. Lyons


/s/ James D. Gerson            Director                    July 21,1997
 James D. Gerson

                          EXHIBIT INDEX

     Exhibit No.         Description of Exhibit

       4.1         Articles of Organization of the Registrant,
                    as amended, (previously filed as Exhibit 3.01 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference (File No. 1-12432)).

       4.2         By-laws of the Registrant (previously filed
                    as Exhibit 3.02 to the Registrant's Annual
                    Report on Form 10-K for the fiscal year ended December 31, 1991 and incorporated herein by reference (File No. 0-17126)).

       4.3         1993 Non-Employee Director Stock Option Plan.

       4.4         1997 Non-Employee Director Stock Option Plan.

       4.5         1997 Stock Option Plan.

       4.6         1997 Employee Stock Purchase Plan.

       5.1         Opinion of Testa, Hurwitz & Thibeault, LLP.

       23.1        Consent of KPMG Peat Marwick LLP.

       23.2        Consent of Testa, Hurwitz & Thibeault, LLP
                    (included in Exhibit 5.1).

       24.1        Power of Attorney (contained in the signature
                    page of this Registration Statement).